UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2014

RLJ ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35675 (Commission File Number)	45-4950432 (IRS Employer Identification Number)

RLJ Entertainment, Inc.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of RLJ Entertainment, Inc. (the “Company”) was held on August 5, 2014.  At the annual meeting, the holders of 11,543,797 shares of common stock, which represents approximately 87% of the outstanding shares entitled to vote as of the record date of June 16, 2014, were represented in person or by proxy.  The proposals are described in more detail in the Company’s definitive proxy statement dated June 17, 2014 and filed with the Securities and Exchange Commission on June 17, 2014.  The final voting results for proposals 1 2, and 3, which were voted on by the stockholders at the annual meeting, are set forth below.

The Company’s stockholders elected Lisa Wardell as a director to serve until the Company’s 2017 Annual Meeting of Stockholders and until her successor is elected and qualifies. Ms. Wardell received the following votes:

For	Withheld	Broker Non-Votes
8,930,085	1,328,375	1,285,337

The Company’s stockholders elected Andor (Andy) M. Laszlo as a director to serve until the Company’s 2017 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Laszlo received the following votes:

For	Withheld	Broker Non-Votes
8,514,171	1,744,289	1,285,337

The Company’s stockholders elected Scott Royster as a director to serve until the Company’s 2017 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Royster received the following votes:

For	Withheld	Broker Non-Votes
10,244,618	13,842	1,285,337

The Company’s stockholders approved, by nonbinding advisory vote, the compensation paid to the Company’s named executive officers. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
8,840,057	1,220,693	197,710	1,285,337

The Company’s stockholders voted to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
11,535,154	2,980	5,663	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date: August 7, 2014	By:	/s/ ANDREW S. WILSON
Name: Andrew S. Wilson
Title: Chief Financial Officer